Effective November 2, 2009 the
Companys Name Changed to Statoil ASA
EXHIBIT A
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
NOMINAL VALUE NOK 2.5 EACH OF
STATOIL ASA
(INCORPORATED UNDER THE LAWS
OF THE KINGDOM OF NORWAY)
            The Bank of New York, as
depositary (herein called the Depositary),
hereby certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Statoil ASA,
incorporated under the laws of The
Kingdom of Norway (herein called the
Company).  At the date hereof, each
American Depositary Share represents one
Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Oslo office of each of Den Norske Credit Bank or Christiania Bank og Kreditkasse (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT
AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement dated as of June 15, 2001,
as amended and restated as of May 17, 2007,
as the same may be amended from time to
time in accordance with its terms (the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt or any interest
therein agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF
SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the articles of
association (or similar document) of the
Company, the provisions of or governing the
Deposited Securities and applicable law, the
Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) Shares to the account
specified by such Owner or, if certificates
for Shares are available, certificates in the
name of the Owner hereof or as ordered by
him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary; provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS
OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt, the delivery of any
distribution thereon or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees of the Depositary as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any reasonable
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally or the combination or
split-up of Receipts may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at the time be
specified in paragraph I(A)(1) of the General
Instructions to Form F-6 or any successor
provision thereto.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares which would
be required to be registered under the
provisions of the Securities Act of 1933 for
the public offer and sale thereof in the
United States unless a registration statement
is in effect as to such Shares for such offer
and sale.
4.	LIABILITY OF OWNER
OR BENEFICIAL
OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON
DEPOSIT OF SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares are validly issued, fully
paid, non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are not, and
American Depositary Shares representing
such Shares would not be, Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and delivery of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may
reasonably deem necessary or proper or as
the Company may reasonably require.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence reasonably satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
Norway which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF
DEPOSITARY.
            The Company agrees to pay
the fees, reasonable expenses and out-of-
pocket charges of the Depositary and those
of any Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners and (8) any other charges payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducing such
charge from one or more cash dividends or
other cash distributions).
            The Depositary, subject to
Articles 2 and 8 hereof, may own and deal in
any class of securities of the Company and
its affiliates and in Receipts.
8.	PRE-RELEASE OF
RECEIPTS.
            Unless requested in writing
by the Company to cease doing so,
notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom Receipts or Shares
are to be delivered (the Pre-Releasee) that
the Pre-Releasee, or its customer, (i) owns
the Shares or Receipts to be remitted, as the
case may be, (ii) assigns all beneficial right,
title and interest in such Shares or Receipts,
as the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary,
disposing of such Shares or Receipts, as the
case may be, other than in satisfaction of
such Pre-Release), (b) at all times fully
collateralized with cash or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to
Pre-Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
            The Company is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission.  Such reports will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 100 F Street, N.E., Washington,
D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities (or in respect of Deposited
Securities held by the Depositarys nominee
or by the Custodian or its nominee on behalf
of the Depositary) and (b) made generally
available to the holders of such Deposited
Securities by the Company.  The Depositary
will also send to Owners of Receipts copies
of such reports when furnished by the
Company pursuant to the Deposit
Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books, at its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or
its agent receives any cash dividend or other
cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, or shall cause its agent
to, as promptly as practicable after its receipt
of such dividend or distribution, convert
such dividend or distribution into dollars,
transfer such Dollars to the United States
and will, as promptly as practicable,
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto; provided, however, that in
the event that the Company, the Custodian
or the Depositary is required to withhold and
does withhold from any cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement)
will be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash
pursuant to Section 4.01 of the Deposit
Agreement; provided, further, that no
distribution to Owners pursuant to Section
4.02 of the Deposit Agreement shall be
unreasonably delayed by any action of the
Depositary or any of its agents.  To the
extent such securities or property or the net
proceeds thereof are not distributed to
Owners as provided in Section 4.02 of the
Deposit Agreement, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in
such securities, property or net proceeds.
The Depositary may withhold any
distribution of securities under Section 4.02
of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that the distribution does not
require registration under the Securities Act
of 1933.
            If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may distribute, as promptly
as practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement; provided,
however that no distribution to Owners
pursuant to Section 4.03 of the Deposit
Agreement shall be unreasonably delayed by
any action of the Depositary or any of its
agents.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby;
provided that, in any such event, the
Depositary may sell the Shares distributed
upon the Deposited Securities and distribute
the net proceeds, all in the manner and
subject to the conditions set forth in Section
4.01 of the Deposit Agreement.  The
Depositary may withhold any distribution of
Receipts under Section 4.03 if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems reasonably
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall after consultation with the
Company have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason it would be unlawful or not feasible
for the Depositary to either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners, the
Depositary shall distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form and in
such manner as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner hereunder, the Depositary will, as
promptly as practicable, make such rights
available to such Owner upon written notice
from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner; provided, however,
that in the case of a distribution pursuant to
the preceding paragraph, such deposit shall
be made, and depositary shares shall be
delivered, under  depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws and such depositary receipts will be
legended in accordance with such laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it will use its reasonable
efforts to sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasiblely make such rights
available, and allocate the net proceeds of
such sales (net of the fees and expenses of
the Depositary as provided in Section 5.09
of the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  Such proceeds will be
distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement to the Owners entitled to them.
            The Depositary will not offer
rights to Owners unless both the rights and
the securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create, or shall be construed as creating, any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF
FOREIGN CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can, pursuant to applicable law, be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted as promptly as
practicable, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary or the Custodian shall have
distributed any warrants, rights or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants, rights or instruments upon
surrender thereof for cancellation in each
case pursuant to Section 4.01 of the Deposit
Agreement.  Such distribution or conversion
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary or the
Custodian shall file as promptly as
practicable such application for approval or
license, if any, as it may deem desirable.
            If at any time the Depositary
shall determine that in its judgment any
foreign currency received by the Depositary
or the Custodian is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
            If any such conversion of
foreign currency, in whole or in part, cannot
be effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date; which date shall (x) be the same date
as the record date fixed by the Company, if
any, to the extent practicable, or (y) if
different from the record date fixed by the
Company, be as near as practicable to the
record date fixed by the Company or, if
more than five (5) business days after such
record date, be fixed after consultation with
the Company (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the
exercise of voting rights at any such meeting
or (iii) responsible for any fees or charges
assessed by the Depositary pursuant to the
Deposit Agreement, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      (a)	Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall, if
requested in writing by the Company, as
soon as practicable thereafter, mail to the
Owners a notice, which shall contain:
            (i)	such information (or a
summary thereof) as is contained in such
notice of meeting received by the Depositary
from the Company;
            (ii)	a statement that each
Owner as of the close of business on a
specified record date will be entitled, subject
to any applicable provisions of Norwegian
law, the articles of association (or similar
document) of the Company and according to
the rules of the Foreign Registrar, to instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to the
Deposited Securities represented by the
American Depositary Shares evidenced by
that Owners Receipts provided that such
Owner is, or is acting upon the instruction
of, the Beneficial Owner of such Deposited
Securities if that Owner is registered as a
shareholder of the Company with the
Foreign Registrar prior to the meeting; and
            (iii)	a statement as to the
manner in which such instructions may be
given.
      (b)	Upon the written request of
an Owner on such record date, received on
or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor, insofar as practicable and
permitted under Norwegian law, the Deposit
Agreement, the provisions of the articles of
association (or similar document) of the
Company and the rules of the Foreign
Registrar to:
            (i)	cause the number of
Deposited Securities underlying that Owners
American Depositary Shares to which that
Owners request relates to be temporarily
registered in the records of the Foreign
Registrar in the name of the Beneficial
Owner or Beneficial Owners specified by
that Owner on the condition that the Foreign
Register will re-register those Deposited
Securities immediately after conclusion of
the shareholders meeting in the name of the
Depositary or its nominee or the Custodian
or its nominee;
            (ii)	notify the Company
of its intention to vote the amount of Shares
or other Deposited Securities referred to in
clause (b)(i) above; and
            (iii)	as proxy, to vote or
cause to be voted , or otherwise to give
effect to the written request of that Owner
by voting or causing to be voted, the amount
of Shares or other Deposited Securities
referred to in clause (b)(i) above in
accordance with  instructions set forth in
such request.
      (c)	The Depositary shall not
attempt to carry out a voting instruction with
respect to American Depositary Shares
unless the Owner of those American
Depositary Shares:
            (i)	either:
            	(A)	the Owner of
those American Depositary Shares states in
its voting instruction that it is the Beneficial
Owner of those American Depositary
Shares; or
            	(B)	the voting
instruction identifies the Beneficial Owner
or Beneficial Owners of those American
Depositary Shares; and
            (ii)	the Owner of those
American Depositary Shares either:
            	(A)	agrees with
the Depositary that the Depositary will block
registration of transfer of the Receipt
evidencing those American Depositary
Shares; or
            	(B)	delivers those
American Depositary Shares to a blocked
account with DTC for the account of the
Depositary and notifies the Depositary that
those American Depositary Shares are being
held in a blocked account;
until the conclusion of the meeting at which
voting rights are to be exercised on behalf of
that Owner; and
		(iii)	the voting instruction
sets forth the date upon which it was signed.
            (d)	The Depositary shall
not vote any Deposited Securities other than
in accordance with instructions received
from Owners.
            (e)	The Depositary will
not charge Owners for taking the actions
specified in subsections (b) and (c) above in
connection with shareholders meetings.
            (f)	Subject to the rules of
any securities exchange or automated inter-
dealer quotation system on which American
Depositary Shares or the Deposited
Securities represented thereby are listed or
quoted, upon a written request by the
Company, the Depositary shall deliver, at
least two business days prior to the date of a
shareholders meeting, to the Company,
copies of all instructions received from
Owners in accordance with which the
Depositary will vote, or cause to be voted,
Deposited Securities at that meeting.
Delivery of instructions will be made at the
expense of the Company (unless otherwise
agreed in writing by the Company and the
Depositary).
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner if, by reason of any
provision of any present or future law or
regulation of the United States, Norway or
any other country, or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of
the articles of association (or similar
document) of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary, after
consultation with the Company, shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts on behalf of any Owner, Beneficial
Owner or other person, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary by written notice
of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal, to
become effective upon the later of (i) the
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners in
any respect which they may deem necessary
or desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt
or any interest therein, to consent and agree
to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF
DEPOSIT AGREEMENT.
            The Depositary at any time at
the direction of the Company, shall
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
22.	SUBMISSION TO
JURISDICTION;
WAIVER OF
IMMUNITIES.
            In the Deposit Agreement,
the Company has (i)   appointed CT
Corporation System, 111 Eighth Avenue,
13th Floor, New York, New York 10011 in
the State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
            To the extent that the
Company or any of its properties, assets or
revenues may have or hereafter become
entitled to, or have attributed to it, any right
of immunity, on the grounds of sovereignty
or otherwise, from any legal action, suit or
proceeding, from the giving of any relief in
any respect thereof, from setoff or
counterclaim, from the jurisdiction of any
court, from service of process, from
attachment upon or prior to judgment, from
attachment in aid of execution or judgment,
or other legal process or proceeding for the
giving of any relief or for the enforcement of
any judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
23.	DISCLOSURE OF
BENEFICIAL
OWNERSHIP.
            The Company may from time
to time request Owners to provide
information (a) as to the capacity in which
such Owners own or owned American
Depositary Shares, (b) regarding the identity
of any other persons then or previously
interested in such American Depositary
Shares and (c) the nature of such interest and
various other matters.  Each Owner agrees to
provide any information requested by the
Company or the Depositary pursuant to this
Section to the extent that such information is
reasonably available to such Owner and the
disclosure of such information would be
permitted by applicable law.
24.	UNCERTIFICATED
AMERICAN
DEPOSITARY SHARES;
DTC DIRECT
REGISTRATIAON
SYSTEM.
      Notwithstanding anything to the
contrary in the Deposit Agreement:
      (a)	American Depositary Shares
may be certificated securities evidenced by
Receipts or uncertificated securities.  The
form of Receipt annexed as Exhibit A to the
Deposit Agreement summarizes the terms
and conditions of, and will be the prospectus
required under the Securities Act of 1933
for, both certificated and uncertificated
American Depositary Shares.  Except for
those provisions of the Deposit Agreement
that by their nature do not apply to
uncertificated American Depositary Shares,
all the provisions of the Deposit Agreement
shall apply, mutatis mutandis, to both
certificated and uncertificated American
Depositary Shares.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer
of American Depositary Shares to an
account at The Depository Trust Company,
or its successor (DTC), designated by the
person entitled to such delivery, evidencing
American Depositary Shares registered in
the name requested by that person,  (B)
registration of American Depositary Shares
not evidenced by a Receipt on the books of
the Depositary in the name requested by the
person entitled to such delivery and  mailing
to that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the
Corporate Trust Office of the Depositary to
the person entitled to such delivery of one or
more Receipts.
      	(ii)	The term surrender,
when used with respect to Receipts, shall
mean (A) one or more book-entry transfers
of American Depositary Shares to the DTC
account of the Depositary, (B) delivery to
the Depositary at its Corporate Trust Office
of an instruction to surrender American
Depositary Shares not evidenced by a
Receipt  or (C) surrender to the Depositary
at its Corporate Trust Office of one or more
Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares
not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.
      (d)	The Depositary shall have a
duty to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for
uncertificated American Depositary Shares,
shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the
owner of the same number of uncertificated
American Depositary Shares that the
surrendered Receipt evidenced. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below) from
the Owner of uncertificated American
Depositary Shares for the purpose of
exchanging them for certificated American
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge
that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform
Commercial Code).  For the avoidance of
doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.
The parties agree that the Depositarys
reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.




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